Exhibit 10.1

Amendment No. 2 of the
BankFinancial Corporation

Employment Agreement

This “Amendment No. 2 of the BankFinancial Corporation Employment Agreement (the “Amendment”) is dated and made effective as of July __, 2017, and amends the Employment Agreement between BankFinancial Corporation (the “Company”) and F. Morgan Gasior (“Executive”) dated as of October 20, 2008, as amended by “Amendment No. 1 of the BankFinancial Corporation Employment Agreement” dated as of December 31, 2012, and as otherwise amended or extended from time to time.
1.All capitalized terms in this Amendment that are not separately defined in this Amendment shall have the meanings provided in the Employment Agreement.
2.All references in the Employment Agreement to “BankFinancial, F.S.B.” are hereby deleted and replaced with the name “BankFinancial, National Association.”
3.The Term of the Employment as set forth in Section 2(a) of the Employment Agreement is extended to May 31, 2020.
4.The phrase “On or before each anniversary of the Effective Date during the Employment Period (each an “Anniversary Date”),” appearing at the beginning of the second sentence of Section 2(a) of the Employment Agreement is hereby deleted in its entirety, and the lower case “t” in the word “the” that appears immediately after such phrase is replaced with an upper case “T.”
5.The first sentence of Section 2(b) of the Employment Agreement is hereby deleted in its entirety and replaced with the following new first sentence of Section 2(b):
“The Board or the Board’s Human Resources Committee (the “Human Resources Committee”) shall review this Agreement and the compensation arrangements provided for herein at least annually on or before May 31st of each year during the Employment Period, or as soon as reasonably practicable thereafter.”
6.The phrase “and not later than forty-five (45) days, after each applicable Anniversary Date,” appearing in the fourth sentence of Section 2(b) of the Employment Agreement is hereby deleted in its entirety.
7.Section 3(g) of the Employment Agreement is hereby deleted in its entirety and replaced with the following new Section 3(g):
“(g)    Other Benefits. The Bank shall provide Executive with all other benefits that are now or hereafter provided uniformly to non-probationary full-time employees of the Bank during the Employment Period, including, without limitation, benefits under any health, dental and vision insurance plans (collectively, the “Core Plans”) that are now or hereafter maintained by the Bank, and under any Section 125 Cafeteria Plan, any disability and life insurance plan, and any 401(k) plan (the “401(k) Plan”) that is now or hereafter sponsored by the Bank, in each case subject to the Bank’s policies concerning employee payments and contributions under such plans. The Bank shall not make any changes to any Core Plan that would materially and adversely affect Executive’s rights or benefits under such plan unless such changes are made applicable to all non-probationary full-time employees of the Bank on a non-discriminatory basis. Nothing paid to Executive under any Core Plan or any 401(k) Plan shall be deemed to be in lieu of any other compensation that Executive is entitled to receive under this Agreement.”
8.Section 3(k) of the Employment Agreement is hereby deleted in its entirety and replaced with the following new Section 3(k):
“(k) Limit on Perquisites. Notwithstanding the foregoing or anything to the contrary in this Agreement, the amounts payable to Executive pursuant to Section 3(d) and 3(j) of this Agreement shall not in the aggregate exceed ten percent (10%) of the cash compensation (defined as payments under Sections 3(a), 3(b) and 3(c), including the value of annual incentive compensation or bonuses to the extent paid in equity awards under the Company’s 2006 Equity Incentive Plan, as amended from time to time (the “2006 EIP”)) paid to Executive during such year, and the amounts payable to Executive pursuant to Section 3(j) of this Agreement in a given year shall not exceed $9,600.”
9.The following language is added as a new last sentence to Section 6(c) of the Employment Agreement:
“Notwithstanding anything to the contrary in this Agreement, the term “Compensation” as used in the definition of “Average Annual Compensation” shall not include any income recognized by Executive based on Executive’s receipt or exercise of any equity awards made to Executive under the 2006 EIP, including the “exchange” and “replacement” stock option awards made to Executive in 2015 under the 2006 EIP.”
10.Section 6(g) of the Employment Agreement is hereby deleted and replaced in its entirety with the following new Section 6(g):
“(g)    Post-Employment Health Insurance. In the event of Executive’s termination of employment pursuant to Sections 4(b), 4(c), 5(b) or 5(c), beginning on the expiration date of any health insurance coverage under the Core Plans provided pursuant to Section 6 hereof and continuing through the date on which Executive becomes eligible for benefits under Medicare (and through the date on which the Executive’s spouse becomes entitled to benefits under Medicare with respect to the right to continued coverage for such spouse), Executive (and any qualified dependents, including Executive’s spouse) shall be entitled to health insurance coverage. Such coverage shall be provided under the health insurance plan in which the “named executive officers” (as defined in 17 CFR 229.402(a)(3), as amended) of BFC and the Bank (including the named executive officers of any successor or successors of BFC and/or the Bank) participate (as such plan is then in effect and as it may be modified, replaced or substituted at any time and from time to time during the period of coverage contemplated in this Section 6(g)), to the same extent as Executive was participating in such health insurance plan immediately prior to termination, at the Executive’s cost, which cost shall be an amount equal to the cost of such benefits as if such benefits were being provided pursuant to COBRA (the “COBRA Limit”). If such health insurance plan refuses to insure Executive or allow Executive to be a participant in the health insurance plan for any reason, the Bank and any successor of BFC and the Bank shall have the affirmative obligation to promptly arrange and provide (without any gap in coverage) equivalent replacement health insurance coverage for Executive and his dependents (including his spouse) through a different reputable and financially sound insurance company acceptable to Executive. In such event, Executive shall pay or contribute to the premiums for such replacement health insurance coverage in an amount not exceeding the COBRA Limit. Executive shall promptly notify the Bank when the Executive and/or Executive’s spouse become entitled to full benefits under Medicare. Nothing contained in this section is intended to limit or otherwise modify benefits that the Executive may otherwise be entitled to under this Agreement with respect to the Core Plans.”
11.The instructions for giving notices to the Company set forth in the fourth sentence of Section 7 of the Employment Agreement are hereby deleted and replaced in their entirety with the following:
“Notices to the Company shall be addressed and delivered to the Company’s corporate offices in Burr Ridge, Illinois or any successor location, to the attention of the Chairman of the Human Resources Committee of the Board of Directors, with copies of the notice concurrently delivered to the Chief Executive Officer of the Company and the Executive Vice President of the Human Resources Division of the Company.”
Except as stated above, Section 7 of the Employment Agreement is not changed and shall remain as currently written.
12.The words “12 C.F.R. §545.121 and any rules and regulations promulgated thereunder” appearing in Section 14(b) of the Employment Agreement are hereby deleted and replaced with the words “12 C.F.R. Part 359.”
Except as stated above, Section 14 of the Employment Agreement is not changed and shall remain as currently written.

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BANKFINANCIAL CORPORATION

By:    ___________________________________
______________________
______________________

EXECUTIVE

__________________________________________
______________________